UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — October 28, 2015 (October 28, 2015)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2015, MDC Partners Inc. (the “Company”) issued an earnings release reporting its financial results for the three and nine months ended September 30, 2015. A copy of this earnings release and related investor presentation materials are furnished hereto as Exhibit 99.1 and Exhibit 99.2.

The Company has posted the materials furnished as Exhibit 99.2 on its web site (www.mdc-partners.com). The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Current Report on Form 8-K. The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 - Results of Operations and Financial Condition.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The foregoing information and the exhibits hereto contain forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements. The Company does not undertake any duty to update these forward looking statements, except as required by law.

Item 7.01 Regulation FD Disclosure.

On October 28, 2015, the Company issued a press release announcing that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about November 25, 2015, to shareholders of record at the close of business on November 11, 2015.

Item 8.01. Other Events.

SEC Investigation Update

The Company continues to fully cooperate with the SEC in connection with its ongoing investigation concerning expenses and payments to the Company’s former CEO. As previously disclosed by the Company, Miles Nadal resigned from his position as CEO and as a Director of the Company’s Board of Directors, in each case effective July 20, 2015.  Through September 30, 2015, Mr. Nadal has paid to the Company an aggregate amount equal to $9,538,500 for expenses and other payments.

In addition, pursuant to the terms of his Separation Agreement with the Company, Mr. Nadal agreed to pay the Company $10,581,605 in connection with repayment obligations pursuant to prior cash bonus awards. Through September 30, 2015, Mr. Nadal has paid $1 million of this amount, and is obligated to repay to the Company the remaining balance over the period of time beginning October 31, 2015 and ending December 31, 2017.

Following Mr. Nadal’s resignation, and as part of the ongoing investigation, the Special Committee and management undertook to review third-party payments and identify assets purchased by the Company that were used exclusively by or may still have been in Mr. Nadal’s possession. In October 2015, Mr. Nadal paid an additional $808,001 for, among other things, travel-related expenses that were paid on his behalf and for certain assets that the Company determined had no ongoing business purpose, including computer and IT equipment.

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Voluntary Delisting from Toronto Stock Exchange

The Company’s Class A shares are currently traded on both the NASDAQ (symbol: “MDCA”) and the Toronto Stock Exchange (the “TSX”). Approximately 99% of the trading volume for the Company’s Class A shares are transacted on NASDAQ. On October 28, 2015, the Company announced that it has applied for a voluntary delisting of its Class A shares from the TSX.  Effective at the close of markets on November 11, 2015, the Company’s shares will no longer be traded on the TSX but will continue to trade on NASDAQ under the symbol “MDCA”.  Canadian shareholders will be able to continue to trade their shares on NASDAQ. The Company believes that the relatively low trading volume of its shares on the TSX over a sustained period no longer justifies the financial and administrative costs associated with maintaining a dual listing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated October 28, 2015, relating to the Company’s earnings for the three and nine months ended September 30, 2015.
99.2	Investor presentation materials, dated October 28, 2015.
99.3	Press Release dated October 28, 2015, relating to the announcement of the Company’s dividend.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 28, 2015	MDC Partners Inc.

	By:	/s/ Matthew Speiser Matthew Speiser Assistant General Counsel

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